UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Senior Notes Offering

On July 16, 2019, Horizon Pharma USA, Inc. (the “Issuer”), a Delaware corporation and an indirect wholly-owned subsidiary of Horizon Therapeutics Public Limited Company (the “Company”), completed its previously-announced private placement of $600 million aggregate principal amount of 5.500% Senior Notes due 2027 to several investment banks acting as initial purchasers (collectively, the “Initial Purchasers”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), who subsequently resold the notes to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions to certain non-U.S. persons in reliance on Regulation S under the Securities Act.

The Company used the net proceeds from the offering, together with approximately $65 million in cash on hand, to redeem or prepay $625 million of its outstanding debt, consisting of (i) the outstanding $225 million principal amount of its 6.625% Senior Notes due 2023 (the “2023 Notes”), (ii) the outstanding $300 million principal amount of its 8.75% Senior Notes due 2024 (together with the 2023 Notes, the “Existing Notes”) and (iii) $100 million of the outstanding principal amount of senior secured term loans under that certain Credit Agreement dated as of May 7, 2015, as amended, as well as to pay the related premiums and fees and expenses, excluding accrued interest, associated with such redemption and prepayment. On July 10, 2019, the Company delivered notice to redeem the Existing Notes with a redemption date of August 9, 2019. On July 16, 2019, the Company irrevocably deposited sufficient funds with the Trustee to redeem the Existing Notes on August 9, 2019.

The Notes and the Indenture

The description of the notes and the guarantees thereof by the Company and certain of its subsidiaries is incorporated herein by reference to the Company’s Current Report on Form 8-K, filed on July 12, 2019. The notes were issued pursuant to an Indenture, dated as of July 16, 2019 (the “Indenture”), among the Issuer, the Company, certain subsidiaries of the Company party thereto as subsidiary guarantors and U.S. Bank National Association, as trustee. The Indenture contains covenants that will limit the ability of the Company and certain of its subsidiaries to, among other things:

•	pay dividends or distributions, repurchase equity, prepay junior debt and make certain investments;

•	incur additional debt and issue certain preferred stock;

•	incur liens on assets;

•	engage in certain asset sales;

•	merge, consolidate with or merge or sell all or substantially all of their assets;

•	enter into transactions with affiliates;

•	designate subsidiaries as unrestricted subsidiaries; and

•	allow to exist certain restrictions on the ability of restricted subsidiaries to pay dividends or make other payments to the Company.

Certain of the covenants will be suspended during any period in which the notes receive investment grade ratings.

The Indenture also provides for certain events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be declared immediately due and payable. The following constitute events of default under the Indenture:

•	default for 30 days in the payment when due of interest on the notes;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the notes;

•

failure by the Company or certain of its subsidiaries to comply with any of the other agreements in the Indenture (other than a failure to pay interest or principal) for 60 days after receipt of written notice of such failure;

•

one or more defaults shall have occurred under any of the agreements, indenture or instruments under which the Company or certain of its subsidiaries have outstanding debt in excess of $50.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such debt when due and the default has not been cured or the debt repaid in full within 60 days of the default or (b) the default or defaults have resulted in the acceleration of the maturity of such debt and such acceleration has not been rescinded or such debt repaid in full within 60 days of the acceleration;

•

one or more final and nonappealable judgments or orders that exceed $50.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or certain of its subsidiaries and the judgment or judgments are not satisfied, stayed, annulled or rescinded for 60 days;

•

any guarantee by the Company or certain of its subsidiaries shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing not to be by the Company or certain of its subsidiaries, in full force and effect and enforceable in accordance with its terms, and any such default continues for 10 days; and

•	certain events of bankruptcy or insolvency with respect to the Company or certain of its subsidiaries.

The foregoing description of the Indenture and the notes is not intended to be complete and is qualified in its entirety by reference to the Indenture and the form of note, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture dated as of July 16, 2019 by and between Horizon Pharma USA, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 5.500% Senior Note due 2027 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2019	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer